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                                                                   EXHIBIT 10.19


                                CREDIT AGREEMENT

                            Dated as of March 2, 1999

         TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), PUERTO RICO TELEPHONE COMPANY, INC., a Puerto Rico corporation ("PRTC"), and CELULARES TELEFONICA, INC., a Puerto Rico corporation ("CTI" and, collectively with PRTC, the "Guarantors"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, BANCO POPULAR DE PUERTO RICO ("Banco Popular"), a Puerto Rico banking institution, as managing agent and administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as hereinafter defined), and SCOTIABANK DE PUERTO RICO a Puerto Rico banking institution, as Co-Agent (the "Co-Agent") agree as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.01 SECTION .0. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" means the acquisition by GTE Holdings (Puerto
         Rico) from the Puerto Rico Telephone Authority of the Controlling Interest, pursuant to the Purchase Documents.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Banco Popular with its office at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico, Account No. 1970, Attention:
         Corporate Banking.

                  "Advance" means a Revolving Credit Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Amended and Restated Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement dated as of July 21, 1998, as amended, among the Borrower, the Puerto Rico Telephone Authority, PRTC, GTE Holdings (Puerto Rico), and GITI, relating to the Acquisition.

                  "Annualized EBITDA" means, for any Person as of the last day of the relevant fiscal quarter(s) of such Person, commencing on March 2, 1999, the product of (i) a
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         fraction, the numerator of which is the sum of EBITDA of such Person for each month (expressed as a 30-day period) through such fiscal quarter, and the denominator of which is the number of months elapsed during such period, and (ii) 12.

                  "Annualized EBITDA to Interest Ratio" of any Person on any date means the ratio of: (a) Annualized EBITDA of such Person on such date to (b) Annualized Interest payable on, and amortization of debt discount in respect of, all Debt of such Person, provided that for purposes of clause (b) of this definition, Debt shall not include the obligations specified in clause (g) of the definition thereof set forth below.

                  "Annualized Interest" means, for any Person as of the last day of the relevant fiscal quarter(s) of such Person, commencing on March 2, 1999, the product of: (i) a fraction, the numerator of which is the sum of interest expense on Debt of such Person actually paid or scheduled to be paid during such fiscal quarter for each month (expressed as a 30-day period) through such fiscal quarter, and the denominator of which is the number of months elapsed during such period, and (ii) 12.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable LIBOR Margin" means, for any Interest Period, the margin to be applied to LIBOR Rate Advances, to be equal to the rate per annum set forth below opposite the respective Utilization Ratio levels set forth below, each determined as of the first day of any such Interest Period:

         Utilization Ratio                                     Applicable Margin
         less than or equal to 50% of the Commitments:              0.925%
         greater than 50% of the Commitments:                       1.075%


                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

                  "Base Rate" means, for any day, the simple average of the rates of interest announced publicly on such day in the Wall Street Journal by the principal commercial banks in New York, New York as their prime commercial lending rate, which for purposes hereof is not intended to be the lowest or best rate of interest charged by any Lender to a customer, with each change in such rate to be effective for purposes hereof on the day in which any such change is announced as herein provided, whether or not such change is notified to the Borrower by the Administrative Agent. The Base Rate will be computed on the basis of a 360 day year for the actual number of days elapsed occurring in the period for which such interest is payable.


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                  "Base Rate Advance" means a Revolving Credit Advance that
         bears interest based upon the Base Rate as provided in Section 2.07(a)(i).

                  "Borrower" has the meaning specified in the recital of parties.

                  "Borrower's Account" means the account of the Borrower maintained by the Borrower at Banco Popular with its office at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico, Account No. 030-303664.

                  "Borrowing" means a Revolving Credit Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law or executive order to close in New York City or San Juan, Puerto Rico, provided that, if the applicable Business Day relates to any LIBOR Rate Advances, "Business Day" means a day of the year on which banks are not required or authorized by law or executive order to close in New York City or San Juan, Puerto Rico and on which dealings are carried on in the London interbank market.

                  "Citibank Indebtedness" means those certain revolving credit facilities in a maximum aggregate principal amount of up to $1,000,000,000 extended to the Borrower pursuant to that certain 364-Day Credit Agreement dated as of March 2, 1999, among the Borrower, Citibank, N.A., as administrative agent, the Lenders party thereto, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, and those certain revolving credit facilities in a maximum aggregate principal amount of up to $500,000,000 extended to the Borrower pursuant to that certain Five-Year Credit Agreement dated as of March 2, 1999 among the Borrower, Citibank, N.A., as administrative agent, the Lenders party thereto, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, to finance a portion of the Special Dividend and for working capital and other general corporate purposes of the Borrower.

                  "Commission" shall mean the Securities and Exchange Commission or any governmental agency substituted therefor.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Contribution Agreement" means that certain Contribution Agreement dated as of March 2, 1999, between PRTC and CTI.

                  "Controlling Interest" means (a) ownership of at least 40% plus one share of the Voting Stock of the Borrower and (b) the ability to appoint a majority of the Board of Directors of the Borrower.


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                  "Convert", "Conversion" and "Converted" each refers to a
         conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.07 or 2.08.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business for which collection proceedings have not been commenced, provided that trade payables for which collection proceedings have commenced shall not be included in the term "Debt" so long as the payment of such trade payables is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other similar title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (f) all obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly, or indirectly through a Subsidiary, by such Person, or in effect guaranteed directly, or indirectly through a Subsidiary, by such Person through a written agreement either (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt or
         (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss and (i) all Debt referred to in clauses (a) through
         (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt to Annualized EBITDA Ratio" of any Person at any date means the ratio of (a) Debt of the types that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person on such date to (b) Annualized EBITDA of such Person for the relevant period being referred to, provided that for purposes of clause (a) of this definition, Debt shall not include (i) the obligations specified in clause (g) of the definition thereof set forth above, or (ii) with respect to the Borrower, any obligations which may be assumed by the Borrower for guaranties of any indebtedness of the Borrower's employee stock ownership plan up to a maximum aggregate principal amount of $26,100,000.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Disclosed Litigation" has the meaning specified in Section 3.01(c).


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                  "EBITDA" of any Person as at any date, means the sum,
         determined on a Consolidated basis, of (i) net income (or net loss),
         (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-cash severance charges in an aggregate amount not to exceed $120,000,000 in calendar year 1999, and (vii) non-cash charges relating to the contribution to an employee stock ownership plan in an aggregate amount not to exceed $23,100,000 in calendar year 1999.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender that is a financial institution and is majority-owned by such Lender or such Lender's holding company; (iii) a commercial bank organized under the laws of the Commonwealth of Puerto Rico, the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; or (v) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Loan Parties' controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.


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                  "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any of the Loan Parties or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any of the Loan Parties or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
         (f) the imposition of a lien under Section 302(f) of ERISA with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
         (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that is reasonably expected to result in the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all LIBOR Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" means (a) in the case of the preparation of all financial reporting requirements, generally accepted accounting principles in the United States, as in effect from time to time, and
         (b) in the case of the calculation, certification and compliance with all financial tests and covenants, generally accepted accounting principles in the United


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         States, as in effect on the date of the financial statements delivered to each Lender in accordance with Section 4.01(e), in each case applied on a consistent basis both as to classification of items and amounts.

                  "GITI" means GTE International Telecommunications Incorporated, a Delaware corporation.

                  "GTE" means GTE Corporation, a New York corporation, or its successor.

                  "GTE Holdings (Puerto Rico)" shall mean GTE Holdings (Puerto
         Rico) LLC, a limited liability company organized under the laws of the State of Delaware and a Wholly Owned Subsidiary of GITI.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Guarantors" has the meaning specified in the recital of parties to this Agreement.

                  "Guaranty" has the meaning specified in Section 7.01.

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

                  "Interest Period" means, for each LIBOR Rate Advance comprising part of the same Borrowing, the period commencing on the date of such LIBOR Rate Advance or the date of the Conversion of any Base Rate Advance into such LIBOR Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to LIBOR Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (Atlantic Standard Time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) the Borrower may not select any Interest Period
                  that ends after the Termination Date;


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                           (ii) Interest Periods commencing on the same date for
                  LIBOR Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

                  "LIBOR Rate" means, with respect to any LIBOR Rate Advance for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., Atlantic Standard Time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such LIBOR Rate Advance for such Interest Period shall be the average of the rates (rounded upward to the nearest whole multiple of 1/16 of 1%) per annum at which dollar deposits approximately equal in principal amount to the aggregate principal amount of such Advance and for a maturity comparable to such Interest Period are quoted to the Administrative Agent by at least three (3) major international commercial banks in immediately available funds in the London interbank market at approximately 11:00 A.M., Atlantic Standard Time, two Business Days prior to the commencement of such Interest Period, for delivery on the date of commencement of such Interest Period.

                  "LIBOR Rate Advance" means a Revolving Credit Advance that bears interest based upon the LIBOR Rate as provided in Section 2.06(a)(ii).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind.


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                  "Loan Party" means each of the Borrower and the Guarantors.

                  "Management Agreement" means, collectively, that certain Management Agreement dated as of March 2, 1999, among the Borrower, PRTC, and GTE Services Puerto Rico Corporation, and that certain US Management Agreement dated as of March 2, 1999, among the Borrower, PRTC and GTE Investments Incorporated, each as amended, forming part of the Purchase Documents.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, Property or prospects of any Loan Party or any Loan Party and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower and its Subsidiaries taken individually or as a whole, (b) the ability of any Loan Party to perform its obligations hereunder or under the Notes, (c) the validity or enforceability of this Agreement or the Notes, (d) the rights and remedies of the Lenders and the Administrative Agent under this Agreement or the Notes or (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than such Loan Party and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" means a Revolving Credit Note.

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "Other Taxes" has the meaning specified in Section 2.13(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Liens" means, with respect to any Person, (a) Liens for taxes, assessments and governmental charges and levies to the extent not required to be paid under Section 5.01(b) hereof; (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation; (c) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Person is a party; (d) deposits to secure public or statutory


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         obligations of such Person; (e) materialmen's, mechanics', carriers', workers', repairmen's or other like Liens in the ordinary course of business, or deposits to obtain the release of such Liens to the extent such Liens, in the aggregate, would not have a Material Adverse Effect;
         (f) deposits to secure surety and appeal bonds to which such Person is a party; (g) other pledges or deposits for similar purposes in the ordinary course of business; (h) Liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; (i) leases made, or existing on property acquired, in the ordinary course of business; (j) landlord's Liens under leases to which such Person is a party; (k) zoning restrictions, easements, licenses, and restrictions on the use of real Property or minor irregularities in title thereto, which do not materially impair the use of such Property in the operation of the business of such Person or the value of such Property for the purpose of such business; and (l) banker's liens, right of set off or analogous rights granted or arising by operation of law to any deposits held by or other indebtedness owing by any lender or any affiliate thereof to or for the credit or account of such Person.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Property" means with respect to any Person, any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible of such Person.

                  "Puerto Rico Telephone Authority" means the Puerto Rico Telephone Authority, a public corporation and government instrumentality of the Commonwealth of Puerto Rico.

                  "Purchase Documents" means, collectively, the Amended and Restated Stock Purchase Agreement and all documents executed thereunder or pursuant thereto which constitute all of the agreements entered into among the parties thereto relating to the Acquisition listed in
         Schedule 1.01(i) hereto, including, but not limited to the Management Agreement, the Share Option Agreement, the Payment Bond (Stock Purchase Agreement), the Payment Bond (Option Agreement), the Guaranty (Stock Purchase Agreement), the Guaranty (Option Agreement), the Guaranty (Non-Competition Agreement), the Guaranty (Shareholders Agreement), the Technology Transfer Agreement, and any and all documents, certificates, etc., issued, executed or delivered in connection therewith.

                  "Quarterly Dates" means the last Business Day of March, June, September and December of each year.

                  "Register" has the meaning specified in Section 9.07(d).


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                  "Required Lenders" means as at any time, Lenders having at least 66% of the sum of (a) the aggregate unused amount, if any, of the Commitments as at such time plus (b) the aggregate outstanding principal amount of the Revolving Credit Advances at such time.

                  "Requisite Amount" has the meaning specified in Section
         6.01(f).

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a LIBOR Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "Shareholders Agreement" means the Shareholders Agreement as defined in the Amended and Restated Stock Purchase Agreement, as amended from time to time.

                  "Share Option Agreement" means that certain Share Option Agreement dated as of March 2, 1999, among the Borrower, GTE Holdings (Puerto Rico), GITI, and the Puerto Rico Telephone Authority, forming part of the Purchase Documents.

                  "Significant Subsidiary" means at any time any Subsidiary, the assets of which, in the aggregate, exceed $30,000,000, determined in accordance with GAAP.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay such Debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account any indemnification pursuant to the terms of the Amended and Restated Stock Purchase Agreement and any other agreements entered into in connection therewith.

                  "Special Dividend" shall mean a one time special dividend payment to effectuate the Acquisition by the Borrower to the Puerto Rico Telephone Authority, which immediately prior to the Effective Date will be the holder of record of 100% of the issued and outstanding shares of capital stock of the Borrower.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.13(a).

                  "Technology Transfer Agreement" means that certain Technology Transfer Agreement dated as of March 2, 1999, among the Borrower, GTE and GTE Investments Incorporated, forming part of the Purchase Documents.

                  "Termination Date" means, the earlier of the date that is 364 days after the date of the initial Borrowing (but in no event later than March 30, 2000) and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "Utilization Ratio" shall mean, with respect to the determination of the Applicable LIBOR Margin for any LIBOR Rate Advance, as of any date, the ratio of (i) the aggregate principal amount of all Revolving Credit Advances outstanding on such date, to
         (ii) the aggregate Commitments on such date.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  1.02 SECTION .0. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  1.03 SECTION .0. Accounting Terms; Interest. All terms of an accounting or financial nature not specifically defined herein shall be construed in accordance with GAAP. All interest payable hereunder shall be computed on the basis of a 360 day year and the actual number of days elapsed.

                       (a) SECTION .0. Construction. () Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "assets" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                       (b) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.01(i) hereof unless
(i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

                       (c) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under
Section 5.01(i) hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                       (d) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.03 hereof, the Borrower will not, without the prior consent of the Required Lenders, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March, June and September of each year, respectively.

                       (e) Revolving Credit Advances hereunder are distinguished by "Type." The "Type" of a Revolving Credit Advance refers to whether such Advance is a Base Rate Advance or LIBOR Rate Advance, each of which constitutes a Type.

                                   ARTICLE TWO

                        AMOUNTS AND TERMS OF THE ADVANCES

                  2.01 SECTION .0. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"). Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of this Section 2.01, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09, reborrow under this Section 2.01 and may Convert Borrowings of one Type into Borrowings of another type (as provided in Section 2.08).

                       (a) SECTION .0. Making the Revolving Credit Advances. () Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (Atlantic Standard Time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of LIBOR Rate Advances, or the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of LIBOR Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 12:00 noon (Atlantic Standard Time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Borrower's Account.

                       (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select LIBOR Rate Advances for any Revolving Credit Borrowing if the aggregate obligation of the Lenders to make LIBOR Rate Advances shall then be suspended pursuant to Section 2.07 or 2.12.

                       (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                       (d) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and the Borrower shall be relieved of its obligations to repay such amount under this Section 2.02(d).

                       (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  2.02 SECTION .0. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment, for the period from and including the Effective Date, to but not including the Termination Date, at a rate per annum equal to 0.175%. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Termination Date. All fees payable under this Section 2.03(a) shall be computed based on a year of 360 days and the actual number of days elapsed during the relevant period for which such fees are being computed.

                       (b) Up-Front Fee. On the Effective Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders an up-front fee in an amount equal to 0.25% of the aggregate amount of the Commitments.

                           (a) SECTION .0. Termination or Reduction of the
Commitments. () The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                           (b) The aggregate amount of the Commitments shall be
automatically reduced to zero on the Termination Date.

                           (c) The Commitments once terminated or reduced may
not be reinstated.

                  2.03 SECTION .0. Repayment of Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                       (a) SECTION .0. Interest. () Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on each Quarterly Date, and on the date such Base Rate Advance shall be Converted or paid in full.

                           (ii) LIBOR Rate Advances. During such periods as such Revolving Credit Advance, as the case may be, is a LIBOR Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the LIBOR Rate for such Interest Period for such Revolving Credit

         Advance, plus (y) the Applicable LIBOR Margin in effect from time to time, payable in arrears on the last day of such Interest Period, and on the date such LIBOR Rate Advance shall be Converted, continued or paid in full.

                       (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above, at a rate per annum equal at all times to two (2) percentage points above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two (2) percentage points above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                       (c) SECTION .0. Interest Rate Determination. () The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii).

                       (d) If, with respect to any LIBOR Rate Advances, the Required Lenders notify the Administrative Agent that the LIBOR Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, LIBOR Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                       (e) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                       (f) On the date on which the aggregate unpaid principal amount of LIBOR Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

                       (g) Upon the occurrence and during the continuance of any Event of Default under Section 6.01, (i) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, continue or to Convert Advances into, LIBOR Rate Advances shall be suspended.

                       (h) If on any date the Administrative Agent is unable to determine the LIBOR Rate for any LIBOR Rate Advances to be made on such date,

                       (i) the Administrative Agent shall forthwith notify the
                  Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Rate Advances,

                       (ii) with respect to LIBOR Rate Advances, each such
                  Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will Continue as a Base Rate Advance), and

                       (iii) the obligation of the Lenders to make LIBOR Rate
                  Advances or to Convert Revolving Credit Advances into LIBOR Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  2.04 SECTION .0. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (Atlantic Standard Time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of LIBOR Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBOR Rate Advances and any Conversion of Base Rate Advances into LIBOR Rate Advances shall be in an amount not less than $1,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and
(iii) if such Conversion is into LIBOR Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  2.05 SECTION .0. Prepayments of Revolving Credit Advances. The Borrower may, upon written notice given to the Administrative Agent not later than 11:00 A.M. (Atlantic Standard Time) for Base Rate Advances and upon at least two Business Days' for LIBOR Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a LIBOR Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                       (a) Increased Costs. () If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any written guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost (whether or not such increased costs arise prior to the receipt of written notification from such central bank or other governmental authority); provided that the Borrower shall not be required to pay any such increased costs to the extent such increased costs accrued prior to the date that is six months prior to such notice. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent error in the calculation of such amount.

                       (b) If any Lender determines that compliance with any law or regulation or any written guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (excluding any reserves included in the computation of the LIBOR Rate) and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation (whether or not such amounts arise prior to the receipt of written notification from such central bank or other governmental authority) in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable (in the proportion that such Lender's Commitment hereunder bears to all of such Lender's commitments of this type) to the existence of such Lender's commitment to lend hereunder; provided that the Borrower shall not be required to compensate such Lender to the extent such amounts arose prior to the date that is six months prior to such notice. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent error in the calculation of such amounts.

                       (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (subject to its internal policy in that regard and legal and regulatory restrictions) to minimize such additional amounts and to change, to the extent such Lender has at such time additional lending offices in existence, its Applicable Lending Office (provided that for the purposes of this Section 2.10(c) only, the term "Applicable Lending Office" shall not include the lending office of any affiliate of such Lender) if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise notably disadvantageous to such Lender. The Borrower shall reimburse such Lender for such Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Lender's Commitment and Advances and the total lending commitments and loans of such Lender to its similarly situated customers.

                  2.06 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Lender or its Applicable Office to perform its obligations hereunder to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances hereunder, (i) each LIBOR Rate Advance made by such Lender will automatically, upon such demand, Convert into a Base Rate Advance, as the case may be, and (ii) the obligation of such Lender to make LIBOR Rate Advances or to Convert Revolving Credit Advances into LIBOR Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                       (a) Payments and Computations. () The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (Atlantic Standard Time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                       (b) All computations of interest based on the Base Rate, LIBOR Rate and Federal Funds Rate and of the facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent error in the calculation of such interest rate.

                       (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                       (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the time on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                       (e) Taxes. () Subject to the provisions of this Section 2.13, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). Subject to subsections (e) and (f) below, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

                       (f) In addition, the Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes as a result of the introduction of or any change in or in the interpretation of any law or regulation after the Effective Date (hereinafter referred to as "Other Taxes").

                       (g) Subject to subsection (d) below, the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (to the extent not previously paid under subsection (a) or (b) above) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses but excluding any taxes imposed by any jurisdiction on amounts payable under this
Section 2.13) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                       (h) Notwithstanding anything else contained in this
Section 2.13, the Borrower shall only be required to pay additional sums with respect to Taxes to a Lender (or the Administrative Agent, as the case may be) pursuant to subsection (a), (b) or (c) above if and to the extent that the obligation to pay such Taxes results from such Lender being subject to any Taxes as a result of: (i) any amendment to the laws (or any regulations thereunder), or any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority adopted or enacted after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender), (ii) an amendment, modification or revocation of any existing applicable tax treaty ratified, enacted or amended after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender), or (iii) the ratification of a new tax treaty ratified after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender).

                       (i) In the event that the Borrower makes an additional payment under Section 2.13(a) or 2.13(c) for the account of any Lender and such Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a credit against, or relief or remission from, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its sole opinion, have determined is attributable to such deduction or withholding and will leave such Lender (after such payment) in no worse position than it would have been had the Borrower not been required to make such deduction or withholding. Nothing contained herein shall (i) interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or
(ii) oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled. Each Lender and the Administrative Agent shall reasonably cooperate with the Borrower at the Borrower's written request and sole expense, in contesting any Taxes or Other Taxes the Borrower would bear pursuant to this Section 2.13, provided however, that (i) no tax return of such Lender or the Administrative Agent is or would be held open as a result of such contest, (ii) neither such Lender nor the Administrative Agent is required to reopen a tax year that has already closed and (iii) such Lender and the Administrative Agent shall, in the sole opinion of such Lender and the Administrative Agent , respectively, have determined that such contest will leave such Lender and the Administrative Agent , respectively, in no worse position than it would have been in had it not contested such Taxes or Other Taxes. Nothing contained herein shall interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit, if in the sole judgment of such Lender or the Administrative Agent , such contest would be disadvantageous to such Lender or the Administrative Agent . In pursuing a contest in the Lender's or the Administrative Agent 's name, such Lender or the Administrative Agent will be represented by counsel of such Lender's or the Administrative Agent 's choice, and will defend against, settle or otherwise control the contest and will not relinquish control or decision making over the contest.

                       (j) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 agrees to use reasonable efforts (subject to its internal policy in that regard and legal and regulatory restrictions) to minimize such additional amounts and to change, to the extent such Lender has at such time additional lending offices in existence, its Applicable Lending Office (provided that for the purposes of this Section 2.13(f) only, the term "Applicable Lending Office" shall not include the lending office of any affiliate of such Lender) if the making of such change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise notably disadvantageous to such Lender. The Borrower shall reimburse such Lender for such Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Lender's Commitment and Advances to the Borrower and the total lending commitments and loans of such Lender to its similarly situated customers.

                  2.07 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.10, 2.14, 9.01(b), 9.04(c) or 9.07) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender by delivering payment pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  2.08 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, to pay a portion of the Special Dividend, provided that such proceeds shall not be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                                  ARTICLE THREE

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  3.01 SECTION .0. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                       (a) The Acquisition shall have been consummated in accordance with the terms of the Purchase Documents, without any waiver or amendment that, in the reasonable judgment of the Lenders, could reasonably be expected to materially adversely affect the ability of the Borrower or either Guarantor to perform their respective obligations hereunder, and in material compliance with all applicable laws.

                       (b) There shall have occurred no Material Adverse Change since December 31, 1997 other than as disclosed in Schedule 3.01(b) hereto.

                       (c) There shall exist no action, suit, investigation, litigation or proceeding affecting the Loan Parties or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(c) hereto (the "Disclosed Litigation") or (ii) is initiated by any Person other than a Lender in its capacity as a Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no Material Adverse Change in the status, or financial effect on any Loan Party, of the Disclosed Litigation from that described on Schedule 3.01(c) hereto.

                       (d) All governmental and third party consents and approvals necessary to consummate the Acquisition (including, in the case of the Federal Communications Commission approval, the grant of the Federal Communications Commission Transfer Applications) and necessary in connection with the execution, delivery and performance of this Agreement and the Notes shall have been obtained (without the imposition of any conditions that could reasonably be expected to materially adversely affect the ability of any Loan Party to perform its obligations hereunder) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the transactions contemplated hereby that could reasonably be expected to materially adversely affect the ability of any Loan Party to perform its obligations hereunder.

                       (e) The Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

                       (f) The Borrower shall have paid all invoiced fees and expenses of the Administrative Agent and the Lenders (including the invoiced fees and expenses of Martinez Odell & Calabria, counsel to the Administrative Agent).

                       (g) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                       (i) The representations and warranties contained in
               Section 4.01 are correct on and as of the Effective Date, and

                       (ii) No event has occurred and is continuing that
               constitutes a Default.

                       (h) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the

Administrative Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                       (i) The Revolving Credit Notes to the order of the
                  Lenders, respectively.

                       (ii) Certified copies of the resolutions of the Board of
                  Directors of each Loan Party approving the transactions contemplated by this Agreement and the Notes and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                       (iii) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                       (iv) Certified copies of the Purchase Documents, duly
                  executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith.

                       (v) A certificate, in substantially the form of Exhibit D
                  hereto, attesting to the Solvency of each Loan Party after giving effect to the Acquisition, the Special Dividend and the Borrowings contemplated hereunder, and the Citibank Indebtedness from the chief financial officer of each such Loan Party.

                       (vi) Certified copies of the resolutions of the Board of
                  Directors (or committee thereof) of the Borrower and each other Loan Party approving the Special Dividend as contemplated by the Purchase Documents.

                       (vii) Certified copies of (A) all amendments to the
                  Purchase Documents and (B) each other document delivered pursuant thereto, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith.

                       (viii) Opinions, each dated the Effective Date, (A) of
                  O'Neill & Borges, special Puerto Rico counsel to the Loan Parties, covering such matters as the Administrative Agent or any Lender may reasonably request (and each Loan Party hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent); and (B) reliance opinions, each dated the Effective Date, of Brown & Wood, Fiddler Gonzalez & Rodriguez, Jose E. Arroyo, Esq., and Pietrantoni, Mendez & Alvarez.

                       (ix) A certificate of a responsible financial officer
                  confirming that the Citibank Indebtedness has been fully funded on the Effective Date in accordance with the terms of the 364-Day Credit Agreement and the Five-Year Credit Agreement (as described in the definition of Citibank Indebtedness.)

                  3.02 SECTION .0. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date and the Acquisition shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                       (a) the representations and warranties contained in
Section 4.01 are correct in all material respects on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                       (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  3.03 SECTION .0. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                  ARTICLE FOUR

                         REPRESENTATIONS AND WARRANTIES

                  4.01 SECTION .0. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                       (a) (i) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                       (b) The execution, delivery and performance by each Loan Party of this Agreement and the Notes executed by it and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and (i) do not contravene (A) such Loan Party's charter or by-laws (or other equivalent organizational documents), or
(B) any law or any material contractual restriction binding on or affecting such Loan Party or, to the knowledge of the chief financial officer of the Borrower, any other contract the breach of which would limit the ability of any Loan Party to perform its obligations under this Agreement or the Notes, and (ii) will not result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any agreement or instrument.

                       (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Loan Party of this Agreement or the Notes.

                       (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement has been duly executed and delivered by each Guarantor. Assuming that this Agreement has been duly executed by the Administrative Agent and each of the Initial Lenders, this Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms. Assuming that this Agreement has been duly executed by the Administrative Agent and each of the Initial Lenders, this Agreement is the legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms.

                       (e) The Consolidated balance sheet of the Borrower (or its predecessor entities) and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and cash flows of the Borrower (or its predecessor entities) and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower (or its predecessor entities) and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower (or its predecessor entities) and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Except (i) as referred to or reflected or provided for in the respective balance sheets referred to above;
(ii) for their respective obligations hereunder and under the Citibank Indebtedness; (iii) as otherwise notified to the Administrative Agent in writing; or (iv) as otherwise set forth in the Amended and Restated Stock Purchase Agreement or the Disclosure Schedule delivered thereunder; none of such respective entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

                       (f) There is no pending or (to the knowledge of any Loan Party) threatened action or proceeding, including, without limitation, any Environmental Action, affecting any Loan Party or any of its Subsidiaries before any court, governmental agency or arbitrator that is initiated by any Person other than a Lender in its capacity as a Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note, or that, if adversely determined could (either individually or in the aggregate) taking into account rights of reimbursement and indemnification, have a Material Adverse Effect.

                       (g) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                       (h) None of the Loan Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                       (i) Each of the Loan Parties has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

                       (j) The Borrower has provided to the Administrative Agent for distribution to the Lenders copies of the Information Memorandum, dated January 27, 1999, prepared by the Borrower for use in connection with the syndication of the Citibank Indebtedness and the Borrower acknowledges that the Lenders are relying on the information contained therein in connection with the extension of credit contemplated by this Agreement. The information, including without limitation all financial information of the Loan Parties and the predecessor entities thereof (but not including the projected financial information thereof), contained in such Information Memorandum (the "Information") was, as of its date, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made, and, in the case of the projected financial information of the Loan Parties or any of them contained in such Information Memorandum, such information was prepared by the Borrower in good faith based upon assumptions believed by it to be reasonable. Nothing has come to the attention of the Borrower that would lead it to believe that as of the date hereof, the Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made, except as otherwise disclosed in this Agreement, including the Schedules hereto or in the case of the projected financial information that the assumptions on which such information was based were not reasonable.

                       (k) (i) The Special Dividend has been approved, declared and, on the Effective Date, shall be paid, by and in accordance with all necessary corporate action required by the General Corporations Law of Puerto Rico of 1995, as amended (the "GCL"), the charter, by-laws and the resolutions of the Board of Directors of the Borrower and of each of its Subsidiaries.

                       (ii) On the Effective Date, the Acquisition shall have
                  been consummated in all material respects in accordance with the terms of the Purchase Documents.

                       (iii) On the Effective Date, (A) GTE Holdings (Puerto
                  Rico) shall have acquired valid title to shares of capital stock of the Borrower comprising the Controlling Interest of the Borrower, and (B) the Puerto Rico Telephone Authority shall own shares of capital stock of the Borrower representing not less than shares representing 43% minus one share of all of the issued and outstanding capital stock of the Borrower.

                       (l) The Loan Parties have exercised all commercially reasonable efforts to ensure Year 2000 compliance of its computer systems and equipment so that the so called Year 2000 problem will not result in a Default or a Material Adverse Effect.

                       (m) (i) The obligations of the Loan Parties hereunder and under the Notes, and the obligations of the Loan Parties under the Citibank Indebtedness are of equal priority (pari passu), and (ii) except for any rights to set-off in favor of the agent(s) or the lenders under Section 9.05 of the 346-Day Credit Agreement and the Five-Year Credit Agreement (as described in the definition of Citibank Indebtedness), no Lien over any Property of the Loan Parties has been granted in favor of the lenders party to such agreements, as security for the obligations of the Borrower and its Subsidiaries under the Citibank Indebtedness.

                       (n) No Agency Relationship. The Borrower understands and agrees that neither the Administrative Agent nor any Lender is the agent or representative of the Borrower, and this Agreement shall not be construed to make the Administrative Agent or any such Lender liable to any third parties for any obligations of the Borrower or any of its Subsidiaries in connection with the operation and administration of their respective businesses.

                                  ARTICLE FIVE

                          COVENANTS OF THE LOAN PARTIES

                  5.01 SECTION .0. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

                       (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

                       (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its Property; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its Property and becomes enforceable against its other creditors and the aggregate of such Liens would have a Material Adverse Effect.

                       (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates; provided, however, that such Loan Party and its Subsidiaries may self-insure to the extent consistent with prudent business practice.

                       (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of their respective Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses and franchises; provided, however, that each Loan Party and its Subsidiaries may consummate any transaction permitted under Section 5.02(b) and provided further that neither any Loan Party nor any of its Subsidiaries shall be required to preserve any license, right or franchise, if the senior management of such Loan Party or of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or the Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Loan Party or such Subsidiary.

                       (e) Visitation Rights. During normal business hours and upon reasonable notice from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of (excluding any confidential information), and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with the appropriate representatives of such Loan Party and together with the appropriate representatives of such Loan Party's independent certified public accountants.

                       (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                       (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its material Properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                       (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates, other than another Loan Party, (i) on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except where the failure to do so, in the aggregate, would not have a Material Adverse Effect, (ii) as required by the Federal Communications Commission's rules and regulations for transactions among affiliates, or (iii) as contemplated by the Management Agreement and the Technology Transfer Agreement.

                       (i) Reporting Requirements. Furnish to each of the
Lenders:

                       (i) as soon as available and in any event within 60 days
                  after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case together with consolidating schedules pertaining thereto for the Borrower and each of its Subsidiaries, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or controller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of
                  Section 5.03;

                       (ii) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case together with consolidating schedules pertaining thereto for the Borrower and each of its Subsidiaries, in each case accompanied by an opinion acceptable to the Required Lenders by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of
                  Section 5.03;

                       (iii) promptly upon receipt thereof, copies of all
                  management letters and other material reports which are submitted to the Board of Directors of the Borrower or any of its Subsidiaries by their independent certified public accountants in connection with any annual audit of the Borrower and/or any such Subsidiary by such accountants;

                       (iv) as soon as possible and in any event within five
                  Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or controller of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                       (v) promptly after the sending or filing thereof, copies
                  of any quarterly and annual reports and proxy solicitations that any Loan Party sends to any of its securityholders, and copies of any reports, including any reports on Form 8-K that such Loan Party files with the Commission (other than reports on Form 8-K filed solely for the purpose of incorporating exhibits into a registration statement previously filed with the Securities and Exchange Commission);

                       (vi) prompt notice of all actions and proceedings before
                  any court, governmental agency or arbitrator affecting any Loan Party or any of its Subsidiaries of the type described in
                  Section 3.01(c); and

                       (vii) such other information respecting any Loan Party or
                  any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                       (viii) Further Assurances. The Borrower will execute,
                  acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time, promptly at the request of the Administrative Agent or any of the Lenders, all such instruments and documents as in the reasonable opinion of the Administrative Agent or such Lender are necessary or advisable to carry out the intent and purpose of this Agreement and the Notes.

                       (ix) Performance of Agreements. The Borrower will take
                  all action and do all things which it is authorized by law or contract to take and to do in order to perform and observe and to cause the Loan Parties to perform and observe, all covenants and agreements on its or their part to be performed and observed under this Agreement, the Notes, and the Contribution Agreement (which Contribution Agreement shall not be amended without the consent of the Required Lenders).

                       (x) So long as any Commitments are available, or any
                  amounts under the Notes are outstanding hereunder, the obligations of the Loan Parties hereunder and under the Notes shall remain of equal priority (pari passu) with the obligations of the Loan Parties under the Citibank Indebtedness.

                  5.02 SECTION .0. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                       (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its Properties, whether now owned or hereafter acquired, or assign for security purposes (but not in connection with a bona fide sale thereof), or permit any of its Subsidiaries to assign for security purposes (but not in connection with a bona fide sale thereof), any right to receive income for any purpose, including for the purpose of securing the Citibank Indebtedness; provided that nothing in this Section 5.02 shall be construed to prevent or restrict the following:

                       (i) Permitted Liens,

                       (ii) purchase money Liens upon or in any real property or
                  equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition or conditional sales or other similar title retention agreements with respect to property hereafter acquired or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                       (iii) the Liens existing on the Effective Date and
                  described on Schedule 5.02(a) hereto and other undisclosed Liens existing on the Effective Date securing obligations in aggregate amount not to exceed $10,000,000,

                       (iv) Liens on property of a Person existing at the time
                  such Person is merged into or consolidated with the Borrower or any of its Subsidiaries; provided that any such Liens that were created during the period immediately prior to such merger, consolidation or acquisition were created in the ordinary course of business of such Person and the Debt secured by such Liens does not exceed the fair market value of the assets (including intangible assets) of such Person so merged into or consolidated with the Borrower or any of its Subsidiaries,

                       (v) the replacement, extension or renewal of any Lien
                  permitted by clauses (iii) and (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or extension of the final maturity date) of the Debt secured thereby; and

                       (vi) Liens not otherwise permitted pursuant to clause (i)
                  through (v) above securing obligations not to exceed at any time outstanding the amount of $10,000,000.

                       (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of its Property or assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into or dispose of its Property or assets to the Borrower, and (iii) the Borrower may merge with any Subsidiary of

GTE so long as the surviving corporation assumes to the reasonable satisfaction of the Administrative Agent all obligations of the Borrower hereunder and under the Notes and the Guarantors confirm in writing their guarantee obligations hereunder upon the occurrence of and following such merger, and provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                       (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except (i) as required or permitted by generally accepted accounting principles or (ii) where the effect of such change, together with all other changes in accounting policies or reporting practices made pursuant to this clause (ii) since the Effective Date, is immaterial to the Borrower and its Subsidiaries taken as a whole.

                       (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

                       (i) Debt owed to the Borrower or to a wholly owned
                  Subsidiary of the Borrower (it being understood that such Debt includes any Debt incurred (A) in connection with the Acquisition and (B) under the Contribution Agreement,

                       (ii) Debt existing on the Effective Date and described on
                  Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                       (iii) unsecured Debt incurred in the ordinary course of
                  business aggregating for each of the Guarantors not more than $75,000,000 at any one time outstanding,

                       (iv) Debt in respect of operating leases, and

                       (v) endorsement of negotiable instruments for deposit or
                  collection or similar transactions in the ordinary course of business.

                       (e) Certain Obligations Respecting Subsidiaries.

                       (i) The Borrower will, and will cause each of its
                  Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary.

                       (ii) The Borrower will take such action, and will cause
                  each of its Significant Subsidiaries and any Significant Subsidiary formed with the intent of merging with or into a Person that will be a Significant Subsidiary subject to this provision to take such action, from time to time as shall be necessary to ensure that all Significant Subsidiaries of the Borrower are party to, as Loan Parties, the Guaranty provided in Article VII hereof. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Significant Subsidiaries shall form or acquire any new Significant Subsidiary, the Borrower or the respective Significant Subsidiary will cause such new Significant Subsidiary to (A) become a party hereto and to the Guaranty pursuant to a written instrument in form and substance satisfactory to the Administrative Agent, and (B) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Loan Party pursuant to Section 6 hereof, or as any Lender or the Administrative Agent shall have reasonably requested.

                       (f) Modifications of Certain Documents. The Borrower will not, and shall cause its Subsidiaries not to, without the prior written consent of the Administrative Agent and the Required Lenders, modify, amend or supplement, or give any consent to any modification, amendment or supplement to any of the Purchase Documents, the effect of which would be to waive, settle, or compromise any material right of indemnification, guaranty of payment or performance, or any material right to receive payment thereunder from any Person granted to the Borrower.

                  5.03 SECTION .0. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                       (a) Debt to Annualized EBITDA Ratio. Maintain a Debt to Annualized EBITDA Ratio, computed at the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1999, of not more than 4.0:1.0.

                       (b) Annualized EBITDA to Interest Ratio. Maintain an Annualized EBITDA to Interest Ratio, computed at the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1999, of not less than 3.25:1.0.

                                   ARTICLE SIX

                                EVENTS OF DEFAULT

                  6.01 SECTION .0. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                       (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance within five Business Days after the same becomes due and payable; or any fees or other amounts payable under this Agreement or any Note are not paid within five (5) Business Days after the same becomes due and payable; or

                       (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                       (c) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h), (i)(iv) or
(i)(vi), 5.02 or 5.03; or

                       (d) (i) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i) (other than clauses
(iv) and (vi) thereof) if such failure shall remain unremedied for five Business Days after written notice thereof shall have been given to such Loan Party by the Administrative Agent or any Lender or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Loan Party by the Administrative Agent or any Lender; or

                       (e) Article VII is breached by any Guarantor or shall cease to be in full force and effect or any Guarantor shall so state in writing; or

                       (f) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or, in the case of Hedge Agreements, net amount of at least $20,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) (the "Requisite Amount"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the later of five Business Days and the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt aggregating the Requisite Amount shall be declared due and payable in accordance with its terms or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt aggregating the Requisite Amount and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt aggregating the Requisite Amount shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased in accordance with its terms, or any offer to prepay, redeem, purchase or defease such Debt shall be required to be made in accordance with its terms, in each case prior to the stated maturity thereof where the cause of such prepayment, redemption, purchase or defeasance or offer therefor is the occurrence of an event or condition that is premised on a material adverse deterioration of the financial condition, results of operation or properties of the Borrower or any of its Subsidiaries, provided that with respect to Debt aggregating the Requisite Amount of the types described in clauses (h) or (i) of the definition of "Debt" and to the extent such Debt relates to the obligations of any Person other than the Borrower or any of its Subsidiaries, no Event of Default shall occur so long as the payment of such Debt is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; or any event shall occur or condition shall exist under any agreement or instrument relating to any Debt that is outstanding in a principal or, in the case of Hedge Agreements, net amount, of at least $40,000,000 and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt; or

                       (g) The Borrower or any of its Subsidiaries shall generally not pay their respective debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or its Subsidiaries shall take any corporate action to authorize any of the actions set forth in this subsection (f) under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

                       (h) Any judgment or order for the payment of money in excess of $30,000,000 shall be rendered against the Borrower or its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order for which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer or insurers covering payment thereof, (B) such insurer shall be rated, or, if more than one insurer, at least 90% of such insurers as measured by the amount of risk insured, shall be rated, at least "A" by A.M. Best Borrower or its successor or its successors and (C) such insurer(s) has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order or (ii) (A) the amount of such judgment or order is covered by a valid and binding indemnification agreement between the defendant and an indemnitor, (B) such indemnitor shall have a rating for any class of its non-credit enhanced long-term senior unsecured debt of not lower than BBB+ by S&P or Baa3 by Moody's and (C) such indemnitor has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                       (i) (i) After the Effective Date, GITI or any entity controlling GITI shall cease for any reason to maintain, directly or indirectly, the Controlling Interest; or (ii) any Person or two or more Persons (other than GTE or its Subsidiaries or Bell Atlantic Corporation as successor to or parent of GTE after the merger of GTE with Bell Atlantic Corporation or any of its Subsidiaries) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of GITI (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of GITI; or (iii) the Borrower shall for any reason cease to own 100% of the Voting Stock of either Guarantor; or

                       (j) Any Loan Party or its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability that would have a Material Adverse Effect as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Loan Party or its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

         then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE SEVEN

                                    GUARANTY

                       (a) SECTION .0. Guaranty; Limitation of Liability. () Each Guarantor hereby unconditionally and irrevocably, jointly and severally ("in solidum") guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party now or hereafter existing under this Agreement or any Note, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by such Loan Party or specifically waived in accordance with
Section 9.01, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under this Article VII ("this Guaranty"). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent or any Lender under this Agreement or any Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

                       (b) (i)Each Guarantor and, by its acceptance of this Guaranty, the Administrative Agent and each other Lender, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or Commonwealth of Puerto Rico law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Administrative Agent, each other Lender and each Guarantor hereby irrevocably agrees that, notwithstanding the fact that this is a joint and several Guaranty, the obligations of each Guarantor under this Guaranty shall not exceed the greater of (A) the benefit realized by such Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other probable contingent and fixed liabilities of such Guarantor that are relevant under applicable law, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under this Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or fraudulent conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or Commonwealth of Puerto Rico law for the relief of debtors.

                       (ii) Each Guarantor agrees that in the event any payment
                  shall be required to be made to the Lenders under this Guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such that the contribution will not result in a fraudulent transfer or fraudulent conveyance, such amounts to the other Guarantor so as to maximize the aggregate amount paid to the Lenders under this Agreement and the Notes.

                       (iii) This is a guaranty of payment and not of
                  collection, and is the primary obligation of each of the Guarantors; and the Administrative Agent or any Lender may, subject to the terms and conditions hereof, enforce this Guaranty against either Guarantor without any prior enforcement of the Guaranteed Obligations against the Borrower or the other Guarantor, and/or without any prior enforcement of any other collateral security held by the Administrative Agent or the Lenders as security for the payment and performance of the Borrower's obligations to the Administrative Agent and/or the Lenders.

                  7.02 SECTION .0. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted directly against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or the other Guarantor or whether the Borrower or the other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and, to the maximum extent permitted by law, each Guarantor hereby irrevocably waives, any defenses it may now or hereafter have in any way relating to, any or all of the following:

                       (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement or instrument relating hereto;

                       (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                       (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                       (d) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

                       (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Guarantor, the Borrower or any other guarantor or surety other than payment when due.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or either Guarantor or otherwise, all as though such payment had not been made.

                       (f) SECTION .0. Waiver. () Each Guarantor hereby waives the right to require application (excusion de bienes) in respect of the Property of the Borrower or the other Guarantor, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                       (g) So far as each of the Guarantors is concerned, the Lenders or the Administrative Agent for the benefit of the Lenders, may, at any time and from time to time, without the consent of or notice to the Guarantors, and without impairing or releasing any of the obligations of the Guarantors hereunder, upon or without any terms or conditions and in whole or in part:

                       (i) exercise or refrain from exercising any rights
                  against the Borrower or others (including, without limitation, any other guarantor of payment of the Guaranteed Obligations) or otherwise act or refrain from acting, whether under the Credit Agreement or under rights and remedies that the Lenders may now or hereafter have under any collateral given thereunder or henceforth; and when making any demand hereunder against either or both the Guarantors, the Lenders or the Administrative Agent for the benefit of the Lenders, may, but shall be under no obligation to, make a similar demand on any other guarantor of payment of the Guaranteed Obligations, and any failure by the Lenders or the Administrative Agent to make any such demand or to collect any payments from any other guarantor or any release of another guarantor of payment of the Guaranteed Obligations shall not relieve the Guarantors of their obligations and liabilities hereunder, and shall not release, impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lenders against the Guarantors (for the purposes hereof, "demand" shall include the commencement and continuation of any legal proceedings);

                       (ii) settle or compromise any of the Guaranteed
                  Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lenders;

                       (iii) apply any sums by whomsoever paid or howsoever
                  realized to any liability or liabilities of the Borrower hereunder to the Administrative Agent and/or the Lenders, regardless of what liability or liabilities of the Borrower remain unpaid; and

                       (iv) amend or otherwise modify, consent to or waive any
                  breach of, or any act, omission or Default under, this Agreement and the Notes or any other agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guaranty shall apply to the Guaranteed Obligations as set forth in each of such documents as so amended and modified. Any such action taken by the Administrative Agent or the Lenders shall not impair or release any of the obligations of the Guarantor hereunder.

                  7.03 SECTION .0. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07.

                  7.04 SECTION .0. Subrogation. Neither Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, the other Guarantor or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, the other Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed

Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to either Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) either Guarantor shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                  ARTICLE EIGHT

                            THE ADMINISTRATIVE AGENT

                  8.01 SECTION .0. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.05 and the first sentence of
Section 8.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement , and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other document executed hereunder, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other document executed hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

                  8.02 SECTION .0. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  8.03 SECTION .0. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or any Loan Party specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders.

                  8.04 SECTION .0. Rights as a Lender. With respect to its Commitments and the Advances made by it, the Administrative Agent (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Banco Popular (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Loan Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Banco Popular and its affiliates may accept fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                  8.05 SECTION .0. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section
9.04 hereof, but without limiting the obligations of the Borrower under said
Section 9.04, ratably in accordance with the aggregate principal amount of the Advances held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under
Section 9.04 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  8.06 SECTION .0. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

                  8.07 SECTION .0. Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 8.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  8.08 SECTION .0. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the prior consent of the Borrower (which consent shall not be unreasonably withheld); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and the Commitments have been terminated and/or the Loans and other amounts payable by the Loan Parties hereunder have been declared forthwith due and payable. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                  8.09 SECTION .0. Agency Fee. The Borrower will pay to the Administrative Agent an agency fee in the amount of $50,000, payable in full on the Effective Date.

                                  ARTICLE NINE

                                  MISCELLANEOUS

                       (a) SECTION .0. Amendments, Etc. () Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Required Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that: (x) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) reduce or terminate, other than reductions or termination of Commitments made by the Borrower as permitted in Section 2.02 hereof, the Commitment(s) of any Lender, (iii) extend the date fixed for the payment of principal of or interest on any Revolving Credit Advance, or any fee hereunder, (iv) reduce the amount of any such payment of principal, (v) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (vi) alter the rights or obligations of the Borrower to prepay Loans, (vii) alter the terms of this Section 9.01, (viii) modify the definition of the term "Required Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) release any Guarantor from any of its guarantee obligations under Article VII hereof or (x) waive any of the conditions precedent set forth in Article III hereof; and (y) any modification of any of the rights or obligations of the Administrative Agent shall require the consent of the Administrative Agent.

                       (b) Each Lender grants (x) to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other documents at a price equal to the aggregate amount of outstanding Advances owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), and (y) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender's Commitments and

Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other documents to Eligible Assignees, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which Lenders owed at least 90% of the aggregate unpaid principal amount of Revolving Credit Advances or, if no such principal amount is then outstanding, Lenders having at least 90% of the Commitments, the Administrative Agent and the Borrower have agreed. Each Lender agrees that if the Administrative Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.07.

                  9.02 SECTION .0. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by courier, if to the Borrower, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico or PO Box 360998, San Juan, Puerto Rico 00936-0998, Attention: Luis E. Caldero (fax no. (787)782-3006); if to PRTC, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico or PO Box 360998, San Juan, Puerto Rico 00936-0998, Attention:
Armando Melendez (fax no. (787)282-0958); if to CTI, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico or PO Box 360998, San Juan, Puerto Rico 00936-0998, Attention: Jorge R. Menendez- Chiques (fax no. 787(783-4636); if to any Initial Lender, at its applicable Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its applicable Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico, Attention: Manager, Structured Finance Division; or, as to any Loan Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the first class mails or, in the case of international delivery, mails or couriers that deliver within two Business Days, or telecopied, provided that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent, and provided, further, that notices and communications to any Person required to be provided hereunder within five Business Days shall only be made by hand or via telecopy or courier. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  9.03 SECTION .0. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                       (a) SECTION .0. Costs and Expenses. () The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit and insurance expenses and (B) the reasonable fees and expenses of Martinez Odell & Calabria, counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. Such expenses shall be paid by the Borrower, regardless of whether the transactions contemplated by this Agreement are consummated. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of their respective Subsidiaries or any Environmental Action relating in any way to the Borrower or any of their respective Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense (A) is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, (B) arises from disputes among two or more Lenders (but not including any such dispute that involves a Lender to the extent such Lender is acting in any different capacity (i.e., Administrative Agent) under the Credit Agreement or the Notes or to the extent that it involves the Administrative Agent's syndication activities) or (C) arises from or relates to a breach by such Indemnified Party of its obligations under this Agreement. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any LIBOR Rate Advance is made by the Borrower (or pursuant to Section 9.01(b)) to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to Section 6.01, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                       (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  9.04 SECTION .0. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 by the Required Lenders to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 and notice to the Borrower as required under Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  9.05 SECTION .0. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor the Guarantors shall have the right to assign their rights hereunder or any interest herein without the prior written consent of all of the Lenders.

                       (a) SECTION .0. Assignments and Participations. () Each Lender may, with the consent of the Administrative Agent (except as provided in clause (g) below) and the Borrower (such consent not to be unreasonably withheld) and, if demanded by the Borrower pursuant to Section 9.01(b) or following a request for a payment to or on behalf of such Lender under Section
2.10 or Section 2.13 or following a notice given by such Lender pursuant to
Section 2.11, upon at least ten Business Days' notice to such Lender and the Administrative Agent, will, assign to one or more Persons all or a portion of its rights and obligations under this

Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, that the Borrower may make demand with respect to a Lender that has given notice pursuant to Section 2.11 only if the Borrower makes such demand of all Lenders similarly situated that have given such notice; provided, further, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Revolving Credit Notes, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal and all other amounts payable to such Lender under this Agreement, (vi) in the case of Banco Popular only, Banco Popular shall retain at least forty percent (40%) of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it at the time of such assignment, (vii) no Lender shall at any time have more than two (2) assignees that were not Initial Lenders, and
(viii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Notes subject to such assignment and a processing and recordation fee of $2,500 (which shall be paid by Persons other than the Borrower unless such assignment is made as a result of a demand by the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights other than rights of indemnification under Section 9.04 or otherwise relating to a time prior to the effective date of such Assignment and Acceptance and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and

Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee representing that it is an Eligible Assignee and the Borrower, together with the Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The

Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                       (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except that a Lender may agree with a participant as to the manner in which the Lender shall exercise the Lender's rights to approve any amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                       (f) Any Lender may at any time, without the consent of the Administrative Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, provided, however, that no such assignment shall have the effect of increasing the costs payable by the Borrower.

                       (g) Any Lender may at any time, without the consent of, but with notice to the Administrative Agent, assign all or part of its rights or obligations under this Agreement to any Affiliate of such Lender, provided, however, that no such assignment shall have the effect of increasing the costs payable by the Borrower.

                  9.06 SECTION .0. Nondisclosure. None of the Administrative Agent or any Lender shall disclose without the prior consent of the Borrower (other than to the Administrative Agent or another Lender, their respective directors, employees, auditors, affiliates or counsel who shall agree to be bound by the terms of this provision) any information with respect to the Loan Parties or any Subsidiary thereof contained in financial statements, projections or reports provided to the Administrative Agent or any Lender by, or on behalf of, the Loan Parties or any Subsidiary, provided that the Administrative Agent or any Lender may disclose any such information (a) as has become generally available to the public in a manner, or through actions, which do not violate the terms of this Section 9.08, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, Commonwealth of Puerto Rico or federal regulatory body having or claiming to have jurisdiction over any Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations

(whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Administrative Agent or any Lender and (e) to a prospective co-lender or participant in the amounts outstanding hereunder or under the Advances, provided, however, that such prospective co-lender or participant executes an agreement containing provisions substantially identical to those contained in this Section 9.08 and which shall by its terms inure to the benefit of the Borrower and provided, further, that to the extent practicable, the Administrative Agent and each Lender shall use reasonable best efforts to provide prior written notice of such disclosure to the Borrower.

                  9.07 SECTION .0. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

                  9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  9.09 Submission to Jurisdiction; Service of Process and Venue.

                  (a) Each of the Loan Parties hereby agrees that any suit, action or proceeding with respect to this Agreement or the Notes or any other document executed hereunder to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States District Court for the District of Puerto Rico, in the Court of First Instance of Puerto Rico sitting in San Juan, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (b) Each of the Loan Parties hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Loan Parties in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (c) Each of the Loan Parties hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any document executed hereunder brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  9.10 Waiver of Jury Trial. Each of the Loan Parties, the Administrative Agent and the Lenders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  9.11 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amount which are treated as interest on such Advance under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section shall be accumulated and the interest and charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                  9.12 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated by reference herein as part of this Agreement with the same effect as if set forth in the body hereof.

                  9.13 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of this Agreement and the Notes and that this Agreement and such Notes shall not be subject to the principle of construing their meaning against the party which drafted the same.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              TELECOMUNICACIONES DE PUERTO RICO, INC.

                              as Borrower
                              By:
                              Name:
                              Title:

                              PUERTO RICO TELEPHONE COMPANY, INC.

                              as Guarantor
                              By:
                              Name:
                              Title:

                              CELULARES TELEFONICA, INC.
                              as Guarantor
                              By:
                              Name:
                              Title:

                              BANCO POPULAR DE PUERTO RICO,

                              as Managing Agent and Administrative Agent
                              By:
                              Name:
                              Title:

                              SCOTIABANK DE PUERTO RICO

                              as Co-Agent
                              By:
                              Name:
                              Title:

                                     The Lenders

COMMITMENT: $80,000,000              BANCO POPULAR DE PUERTO RICO
                                     By:
                                               Raul H. Cacho

                                               Vice President

Applicable Lending Office(s):        209 Munoz Rivera Avenue

                                     Hato Rey, Puerto Rico

                                     Attention: Structured Finance Division
                                     Telecopier: (787) 756-3909

                                     The Lenders

COMMITMENT: $20,000,000              BANCO POPULAR NORTH AMERICA
                                     By:

                                               Joseph C. Lo Monaco
                                               Vice President

Applicable Lending Office(s):        7th West
     51st Street - 2nd Floor
     New York, NY  10019

                                     The Lenders

COMMITMENT: $25,000,000              BANCO BILBAO VIZCAYA PUERTO RICO
                                     By:_______________________________________
                                                   Eugenio Rogero
                                                   Executive Vice President

                                     By: ______________________________________
                                                   Manuel Moreno

                                                   Executive Vice President

Applicable Lending Office(s):        254 Munoz Rivera Ave.
     Torre BBV
     Hato Rey, San Juan, P.R.
     Attention:  Fernando Vinas
     Telecopier: (787) 766-6963

                                   The Lenders


COMMITMENT: $75,000,000                     SCOTIABANK DE PUERTO RICO
                                            By:

                                                       Rene A. Lopez
                                                       Vice President

Applicable Lending Office(s):       Scotiabank de Puerto Rico
                                            273 Ponce de Leon Ave.
                                            Mezzanine Floor

                                            Hato Rey, San Juan, P.R.  00918
                                            Attention:  Rene A. Lopez
                                            Telecopier:  (787) 766-7909

                                            Co-Agent

COMMITMENT: $75,000,000                     SCOTIABANK DE PUERTO RICO
                                            By:

                                                         Rene A. Lopez
                                                         Vice President

Applicable Lending Office(s):               Scotiabank de Puerto Rico
                                            273 Ponce de Leon Ave.
                                            Mezzanine Floor

                                            Hato Rey, San Juan, P.R.  00918
                                            Attention:  Rene A. Lopez

                                            Telecopier:  (787) 766-7909

                                                            Schedule 1 - List of
                                                      Applicable Lending Offices

1.       BANCO POPULAR DE PUERTO RICO:
         209 MUNOZ RIVERA AVENUE
         HATO REY, PUERTO RICO  00918

2.       BANCO POPULAR NORTH AMERICA:
         7th WEST
         51st STREET - 2nd FLOOR
         NEW YORK, NY  10019

3.       BANCO BILBAO VIZCAYA PUERTO RICO:
         254 MUNOZ RIVERA AVENUE
         TORRE BBV
         HATO REY, SAN JUAN, P.R.  00918

4.       SCOTIABANK DE PUERTO RICO:
         273 PONCE DE LEON AVENUE
         MEZZANINE FLOOR
         HATO REY, SAN JUAN, P.R.  00918

                                                              Schedule 3.01(b) -
                                                        Material Adverse Changes

                                                              Schedule 3.01(c) -
                                                            Disclosed Litigation

                                                              Schedule 5.02(a) -
                                                                  Existing Liens

                                                              Schedule 5.02(d) -
                                                        Existing Subsidiary Debt

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE


$___________                                             Dated: _________, 199_


                  FOR VALUE RECEIVED, the undersigned, TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $ amount of Lender's Commitment in figures or, if less, the aggregate amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of March 2, 1999 among the Borrower, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, the Lender and certain other lenders parties thereto, Banco Popular de Puerto Rico ("Banco Popular"), as managing agent and administrative agent (the "Administrative Agent") and Scotiabank de Puerto Rico, as co-agent (the "Co-Agent") (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), outstanding on the Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Banco Popular, as Administrative Agent, at ___________________________, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                         TELECOMUNICACIONES DE PUERTO RICO, INC.
                                         By:
                                         Name:
                                         Title:

                                        ADVANCES AND PAYMENTS OF PRINCIPAL
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   DATE                  AMOUNT OF ADVANCE           AMOUNT OF PRINCIPAL           UNPAID PRINCIPAL                 NOTATION
                                                       PAID OR PREPAID                  BALANCE                     MADE BY
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

                                                           EXHIBIT A-2 - OMITTED

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING


Banco Popular de Puerto Rico, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below
Date

Attention:  _______________

Ladies and Gentlemen:

         The undersigned, Telecomunicaciones de Puerto Rico, Inc., refers to the Credit Agreement, dated as of March 2, 1999 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, certain Lenders parties thereto, Banco Popular de Puerto Rico ("Banco Popular"), as managing agent and administrative agent (the "Administrative Agent") for the Lenders, and Scotiabank de Puerto Rico ("Scotiabank"), as Co-Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 199_.

                  (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is Base Rate Advances LIBOR Rate Advances.

                  (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

                  (iv) The initial Interest Period for each LIBOR Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                       Very truly yours,

                                       TELECOMUNICACIONES DE PUERTO RICO, INC.
                                       By:
                                       Title:

                                                           EXHIBIT B-2 - OMITTED

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of March 2, 1999 (as amended or modified from time to time, the "Credit Agreement") among Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation, as Borrower, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, the Lenders (as defined in the Credit Agreement), Banco Popular de Puerto Rico as managing agent and administrative agent for the Lenders (the "Administrative Agent") and Scotiabank de Puerto Rico ("Scotiabank"), as Co-Agent for the Lenders (the "Co-Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Notes held by the Assignor and requests that the Administrative Agent exchange such Revolving Credit Note or Notes for new Revolving Credit Note or Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights, other than rights of indemnification under Section 9.04 of the Credit Agreement or otherwise relating to a time prior to the Effective Date hereof, and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to

                            Assignment and Acceptance

Percentage interest assigned:                                           _____%

Assignee's Commitment:

$_________

Aggregate outstanding principal amount of

Revolving Credit Advances assigned:                             $ __________

Principal amount of Revolving Credit Note payable to Assignee:  $ __________

Principal amount of Revolving Credit Note payable to Assignor:  $ __________

Effective Date:   _______________, ____

NAME OF ASSIGNOR, as Assignor

By
         Title:

Dated:  _______________, ____

NAME OF ASSIGNEE, as Assignee

By
         Title:

Dated:  _______________, ____

Domestic Lending Office:
Address

Eurodollar Lending Office:
Address

Accepted this
____ day of __________, ____

_____________
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

BANCO POPULAR DE PUERTO RICO

as Administrative Agent
By:

Title:   ________________________

Approved this ___ day
of __________, ____

TELECOMUNICACIONES DE PUERTO RICO, INC.
By:
Title:   ________________________

                                                             EXHIBIT D - FORM OF
                                                            SOLVENCY CERTIFICATE

                                U.S. $200,000,000

                                CREDIT AGREEMENT

                            Dated as of March 2, 1999

                                      Among

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                                  as Borrower,

                       PUERTO RICO TELEPHONE COMPANY, INC.

                                       and

                           CELULARES TELEFONICA, INC.

                                 as Guarantors,

                          BANCO POPULAR DE PUERTO RICO

                   as Managing Agent and Administrative Agent,

                            SCOTIABANK DE PUERTO RICO

                                  As Co-Agent,

                                       and

                          BANCO POPULAR DE PUERTO RICO

                            SCOTIABANK DE PUERTO RICO

                        BANCO BILBAO VIZCAYA PUERTO RICO

                           BANCO POPULAR NORTH AMERICA


                               as Initial Lenders

                                TABLE OF CONTENTS


                                                 Page #

ARTICLE I



DEFINITIONS AND ACCOUNTING TERMS

   SECTION 1.01. Certain Defined Terms      1
   SECTION 1.02. Computation of Time Periods         13
   SECTION 1.03. Accounting Terms; Interest 14
   SECTION 1.04. Construction       14

ARTICLE II


AMOUNTS AND TERMS OF THE ADVANCES

   SECTION 2.01. The Revolving Credit Advances       15
   SECTION 2.02. Making the Revolving Credit Advances         15
   SECTION 2.03. Commitment Fee     17
   SECTION 2.04. Termination or Reduction of the Commitments  17
   SECTION 2.05. Repayment of Revolving Credit Advances       17
   SECTION 2.06.  Interest 17
   SECTION 2.07. Interest Rate Determination         18
   SECTION 2.08. Optional Conversion of Revolving Credit Advances      19
   SECTION 2.09. Prepayments of Revolving Credit Advances     20
   SECTION 2.10. Increased Costs    20
   SECTION 2.11. Illegality         21
   SECTION 2.12. Payments and Computations  21
   SECTION 2.13. Taxes     22
   SECTION 2.14. Sharing of Payments, Etc   25
   SECTION 2.15. Use of Proceeds    25

ARTICLE III


CONDITIONS TO EFFECTIVENESS AND LENDING

   SECTION 3.01. Conditions Precedent to Effectiveness of Sections
                 2.01 and 2.03        25
   SECTION 3.02. Conditions Precedent to Each Revolving Credit
                 Borrowing        28
   SECTION 3.03. Determinations Under Section 3.01   28

ARTICLE IV


REPRESENTATIONS AND WARRANTIES

   SECTION 4.01. Representations and Warranties of the Borrower        28

ARTICLE V


COVENANTS OF THE LOAN PARTIES

   SECTION 5.01. Affirmative Covenants      32
   SECTION 5.02. Negative Covenants 35
   SECTION 5.03. Financial Covenants        38

ARTICLE VI


EVENTS OF DEFAULT

   SECTION 6.01. Events of Default  38

ARTICLE VII


GUARANTY

   SECTION 7.01.  Guaranty; Limitation of Liability  41
   SECTION 7.02. Guaranty Absolute  42
   SECTION 7.03. Waiver    43
   SECTION 7.04. Continuing Guaranty; Assignments    45
   SECTION 7.05. Subrogation        45

ARTICLE VIII


THE ADMINISTRATIVE AGENT

   SECTION 8.01. Appointment, Powers and Immunities  46
   SECTION 8.02. Reliance by Administrative Agent    46
   SECTION 8.03. Defaults  46
   SECTION 8.04. Rights as a Lender 47
   SECTION 8.05. Indemnification    47
   SECTION 8.06. Non-Reliance on Administrative Agent and Other Lenders       47
   SECTION 8.07. Failure to Act     48
   SECTION 8.08. Resignation or Removal of Administrative Agent        48
   SECTION 8.09. Agency Fee         49

ARTICLE IX


MISCELLANEOUS

   SECTION 9.01 Amendments, Etc     49
   SECTION 9.02. Notices, Etc       50
   SECTION 9.03. No Waiver; Remedies        50
   SECTION 9.04. Costs and Expenses 50
   SECTION 9.05. Right of Set-off   52
   SECTION 9.06. Binding Effect     52
   SECTION 9.07. Assignments and Participations      52
   SECTION 9.08. Nondisclosure      56
   SECTION 9.09. Governing Law      56
   SECTION 9.10. Execution in Counterparts  56
   SECTION 9.11. Submission to Jurisdiction; Service of Process and Venue     56
   SECTION 9.12. Waiver of Jury Trial       57
   SECTION 9.13. Interest Rate Limitation   57
   SECTION 9.14. Exhibits and Schedules Incorporated 58

   SECTION 9.15 Construction of Documents   58

                                    Schedules

Schedule I - List of Applicable Lending Offices

Schedule 3.01(b) - Material Adverse Changes

Schedule 3.01(c) - Disclosed Litigation

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Subsidiary Debt

                                    Exhibits

Exhibit A-1        -       Form of Revolving Credit Note

Exhibit A-2        -       OMITTED

Exhibit B-1        -       Form of Notice of Revolving Credit Borrowing

Exhibit B-2        -       OMITTED

Exhibit C          -       Form of Assignment and Acceptance

Exhibit D         -        Form of Solvency Certificate